UNION BANK OF CALIFORNIA
                                         Commercial Portfolio Administration
                                         500 South Main Street
                                         Orange, California  92868

                                         October 4, 1996

William Healey, President
Smartflex Systems, Inc.
14312 Franklin Avenue
Tustin, California 92680

                        Re: Loan Agreement ("Agreement")
                            Dated: September 29, 1995

Dear Mr. Healey:

     In reference to the Agreement between Union Bank of California, N.A. ("Bank") and Smartflex Systems, Inc. ("Borrower") dated September 29, 1995, the Bank and Borrower desire to amend the Agreement. This amendment shall be called the Third Amendment to the Agreement. Initially capitalized terms used herein which are not otherwise defined shall have the meaning assigned thereto in the Agreement.

     Amendments to the Agreement:

     (a) Section 1.1 The Revolving Loan the third sentence in this section shall be amended to: "All borrowings of the Revolving Loan must be made before September 30, 1998 at which time all unpaid principal and interest of the Revolving Loan shall be due and payable".

     (b) Section 1.1.1 The Letter of Credit Sublimit the date in the last sentence shall be amended to: "September 30, 1998".

     (c) Section 1.5 Unused Commitment Fee the date on the third line shall be amended to: "September 30, 1998".

     (d) Section 1.1.2 The Term Loan the first sentence in this section shall be amended to: "Bank will loan to Borrower the sum of Two Million Two Hundred Thousand Dollars ($2,200,000) (the "Term Loan") at Borrower's request, in one or more disbursements of not less than Five Hundred Thousand Dollars ($500,000) on or before March 31, 1997 in accordance with the terms of the Term Note".

     This Third Amendment shall become effective on October 4, 1996. The acknowledgment copy of this Third Amendment executed by the Borrower must received by Bank before October 30, 1996.

     Except as specifically amended hereby, the Agreement shall remain in full force and effect and is hereby ratified and confirmed. This Third Amendment shall not be a waiver of any existing default or breach of a condition to covenant unless specified herein.

UNION BANK OF CALIFORNIA, N. A.          Agreed and Accepted to this 11th day of
                                         October, 1996.

By:  /s/  Jack Lenhoff                   Smartflex Systems, Inc.,
Title:    Vice President                 a Delaware Corporation

By:  /s/  Robert Thomas                  By:  /s/  William L. Healey
Title:    Vice President                 Title:    President



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